KMJ Corbin & Company

Business Advisors	Tax and Audit

January 11, 2008

Securities and Exchange Commission

450 Fifth Street N. W.

Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K of Harry’s Trucking, Inc. for the event that occurred on January 9, 2008 and have the following comments:

1. We agree with the statements made in paragraphs A, B, D and E.

2. We have no basis on which to agree or disagree with the statements made in paragraph C.

/s/ KMJ Corbin & Company LLP

KMJ Corbin & Company LLP